Exhibit 31.1

CEO CERTIFICATION

I, Paul Murphy, certify that:

1.I have reviewed this Quarterly Report on Form 10-Q/A of Red Robin Gourmet Burgers, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

June 15, 2020	/s/ Paul Murphy
(Date)	Paul Murphy Chief Executive Officer